                        [JOURNAL REGISTER COMPANY LOGO]

NEWS RELEASE
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                                                                    June 8, 2005

JOURNAL REGISTER COMPANY PROMOTES JEAN B. CLIFTON TO PRESIDENT AND CHIEF
OPERATING OFFICER

JOSEPH W. POOLER APPOINTED SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

TRENTON, NJ - Robert M. Jelenic, Chairman and Chief Executive Officer of Journal
Register Company (NYSE: JRC) today announced that the Company had expanded its senior management team by promoting Jean B. Clifton to President and Chief
Operating Officer and by appointing Joseph W. Pooler to Senior Vice President and Chief Financial Officer.

Clifton has served as the Company's Executive Vice President and Chief Financial
Officer and as a member of the Board of Directors since the Company's inception in 1990. Ms. Clifton has 18 years of senior management experience in the newspaper industry, including two years in Europe. Ms. Clifton, a Certified
Public Accountant, began her business career at Ernst & Young LLP. Ms. Clifton is a member of the Board of Directors of the Newspaper Association of America
("NAA") and the NAA Foundation, as well as a director of several community organizations, including the Fresh Air Fund and the Lower Bucks Chapter of the
American Red Cross. Ms. Clifton graduated from the University of Michigan with a
Bachelor of Business Administration degree.

"I am extremely pleased that Jean Clifton will take over the responsibilities of
President and Chief Operating Officer," said Jelenic. "Jean is an excellent manager with a deep understanding of and passion for our business, and will now have more time to focus her substantial talents and energy on operations, including direct oversight of several of our clusters and spearheading our new media and online initiatives, acquisition activities, labor relations and investor relations. Jean's contributions and commitment to Journal Register
Company have been a big part of our success, and I'm certain that in her new role Jean will be able to create even more value for the Company and our shareholders."

Pooler joins Journal Register after serving Pegasus Communications Corporation, a direct broadcast satellite television provider, since December 1999 in a series of positions of increasing responsibility, most recently as Senior Vice
President and Chief Financial Officer. From February 1993 to December 1999,
Pooler served Mediq/PRN Life Support Services, Inc., a

                                     -MORE-

For more information:  Journal Register Company        Jean B. Clifton
                       State Street Square             President and
                       o 50 West State Street          Chief Operating Officer
                       Trenton, NJ 08608-1298          Tel: (609) 396-2200
                       Fax: (609) 396-2292

JOURNAL REGISTER COMPANY PROMOTES JEAN B. CLIFTON TO PRESIDENT AND CHIEF
OPERATING OFFICER

JOSEPH W. POOLER APPOINTED SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

healthcare industry equipment and service provider, in a variety of positions, including Corporate Controller. Mr. Pooler has also worked for Deloitte & Touche
LLP and for Aramark, Inc. Mr. Pooler, a Certified Public Accountant, holds a
Bachelor of Arts degree in Economics from Ursinus College and a Master of
Business Administration degree from Drexel University. He has also served as an adjunct faculty instructor in the accounting department at the Temple University
Fox School of Business and Management.

Jelenic further stated, "I am also pleased to announce that Joe Pooler has agreed to join our senior team. Joe has a very strong financial background, with excellent technical skills in accounting and auditing. He is an accomplished senior financial manager and I am confident that he will continue the culture of fiscal discipline and responsibility that Jean Clifton has established."

The Company also announced the creation of a new Office of the Chairman, which will consist of Mr. Jelenic, Ms. Clifton and Mr. Pooler.

"This expansion of our senior management team demonstrates our ongoing commitment to ensure that Journal Register Company has the leadership team in place to guide the Company's continued growth and success," concluded Jelenic.

Mr. Jelenic previously held the position of President of the Company.

Journal Register Company is a leading U.S. newspaper publishing company. Journal
Register Company owns 27 daily newspapers, including the New Haven Register,
Connecticut's second largest daily and Sunday newspaper, and 338 non-daily publications. Journal Register Company currently operates 201 individual Web sites that are affiliated with the Company's daily newspapers and non-daily publications. These Web sites can be accessed at www.journalregister.com. All of the Company's operations are strategically clustered in seven geographic areas:
Greater Philadelphia; Michigan; Connecticut; Greater Cleveland; Central New
England; and the Capital-Saratoga and Mid-Hudson regions of New York. The
Company has an investment in PowerOne Media, LLC, a leading provider of online solutions for newspapers, hosting the largest online newspaper network in the
U.S.

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